Exhibit 99.1

BreitBurn Energy Partners L.P. to Acquire Wyoming Oil Properties for Approximately $98 Million

LOS ANGELES, April 25, 2012 -- BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP) today announced it has signed a definitive agreement to acquire oil properties located in Park County in the Big Horn Basin of Wyoming for approximately $98 million from Legacy Energy, Inc., a wholly-owned subsidiary of NiMin Energy Corp. (“NiMin”). The properties produced approximately 600 Boe/day (100% oil) in March 2012. The acquisition is subject to customary closing conditions and purchase price adjustments, as well as approval by NiMin shareholders. The transaction is expected to close within 90 days.

Randy Breitenbach, BreitBurn's President said, “We are pleased to announce another excellent bolt-on oil acquisition in the Big Horn Basin of Wyoming, an area where we have significant oil producing assets and extensive experience with our legacy properties. These fields adjoin our existing Big Horn operations, produce 100% oil, have long-lived reserves and significant original oil in place. This acquisition will allow us to continue to exploit our regional operating expertise. We have also identified numerous infill drilling locations that we expect to begin drilling later this year which should drive meaningful production growth from these assets. This is a truly bolt-on acquisition which moves forward our 2012 operating plan and growth-through-acquisition strategy.”

Highlights of this acquisition include:

-- Immediately accretive to distributable cash flow

-- Estimated proved reserves (based on recent strip prices) of approximately 5.9 MMBoe, plus additional unproved potential

-- Estimated reserve life index of over 20 years on estimated proved reserves

-- Approximately 45 existing well locations and substantial upside potential with infill drilling opportunities

-- Properties are 100% operated with an average working interest greater than 90%

-- Net acreage position of approximately 3,200 acres

-- Low lifting costs

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly-traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Wyoming, California, Florida, Indiana, and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to the Partnership’s operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as “expected,” “estimated,” “future,” “potential,” “will be” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our acquisitions, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

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Estimated Proved Reserves

Reserve engineering is a complex and subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment.  As a result, estimates prepared by one engineer may vary from those prepared by another.  The estimate of reserves contained in this press release was internally prepared based on information available through the acquisition process.  Estimates of proved reserves for our oil and gas properties for year end 2012 will be prepared by independent reserve engineers using the information available at that time.  Upon completion of such a review, our independent engineers’ estimate of these proved reserves as of December 31, 2012 could be materially different from our management’s estimates of such reserves as described above.

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

or

Jessica Tang

Investor Relations

(213) 225-5900 x210

BBEP-IR

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